           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 20, 2007, with respect to the financial statements of John Hancock Life Insurance Company of New York, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-141693) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

                                                         /s/ ERNST & YOUNG LLP
Boston, MA
June 25, 2007

                       CONSENT OF INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated April 5, 2007 with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B, which are contained in the Statement of Additional Information in Pre-Effective Amendment No. 1 in the Registration Statement [Form N-6 No. 333-141693] and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

                                                             Ernst & Young LLP

Toronto, Canada                                          Chartered Accountants
June 25, 2007                                      Licensed Public Accountants